Exhibit 99.1

DRI Corporation Notes Record Growth In U.S. Mass Transit Ridership

  Public Transportation Ridership Hits Highest Level in 50 Years
  Approximately 10.3 Billion Trips Taken in 2007
  Increased Ridership Factors Into DRI’s Overall Growth Strategy

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, noted today that, according to a recent report by the American Public Transportation Association (APTA), Americans took approximately 10.3 billion trips on public transportation in 2007 – the highest level in 50 years.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “According to APTA, U.S. public transportation ridership is up 32 percent since 1995. We consider the increase in U.S. ridership to be a key market trend indicator and one of several market growth drivers for our transportation communications and surveillance products. As U.S. mass transit ridership increases and more transportation vehicles are needed to accommodate the additional riders, we believe that we are positioned to help transit decision makers meet passenger expectations and demands. With the growing demand for more bus and rail vehicles, and an increase in the use of the existing fleets, DRI has the potential to capitalize on a significant opportunity to expand its presence in the domestic market, which currently represents approximately 47 percent of our annual revenues.”

For the complete APTA ridership report, go to http://www.apta.com/research/stats/ridership.

ABOUT APTA

APTA is a nonprofit international association of more than 1,500 member organizations including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions; and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. APTA members serve more than 90 percent of persons using public transportation in the United States and Canada.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning APTA’s beliefs and predictions about the public transit industry and any implied trends or patterns regarding increased transit ridership, management’s beliefs that continued increases in U.S. transit ridership could help DRI to achieve further growth, as well as any statement, express or implied, concerning future events or expectations or those which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., are forward-looking statements. These forward looking statements are subject to risks and uncertainties, including risks and uncertainties that APTA’s beliefs and predictions about the public transit industry are incorrect, the risk that the data may not indicate trends or patterns regarding increased transit ridership, or risks that management’s beliefs that continued increases in U.S. transit ridership could help DRI to achieve further growth, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc.
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com